UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report — February 24, 2010

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin  54957-0669

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into Material Definitive Agreement.

Sale and Purchase Agreement

On February 26, 2010, Bemis Company, Inc. (the “Company”) entered into an Amended and Restated Sale and Purchase Agreement (the “Amended Transaction Agreement”) with Alcan Holdings Switzerland AG (“AHS”), Alcan Corporation (“Alcan”) and certain other direct or indirect subsidiaries of Rio Tinto plc that are part of the Alcan Group Companies (together with AHS and Alcan, the “Sellers”).  The Amended Transaction Agreement amends and restates that certain Sale and Purchase Agreement dated July 5, 2009, as amended by that certain letter agreement between the Company, Alcan and Pechiney Plastic Packaging, Inc., dated July 29, 2009 (the “Transaction Agreement”), that the Company entered into with the Sellers pursuant to which the Company agreed to acquire the food packaging business and certain related assets of Sellers located in the United States, Canada, Argentina, Brazil, Mexico and New Zealand (the “Food Packaging Business”), which  agreement was attached as an exhibit to the Form 10-Q filed by the Company on November 9, 2009.  A copy of the Amended Transaction Agreement is filed herewith as Exhibit 2(a).

Certain capitalized terms used below without definition have the meanings assigned to them in the Amended Transaction Agreement.

Pursuant to the amended Transaction Agreement and subject to the terms therein:

1.               The parties acknowledge and agree that as of the date of the Amended Transaction Agreement and pursuant to the proposed final judgment filed by the United States Department of Justice on February 24, 2010 against the Company, Rio Tinto plc and the RTA Representative as defendants with the United States Court for the District of Columbia, the closing conditions under the Amended Transaction Agreement have been satisfied in relation to the United States Department of Justice with respect to the Competition Law of the United States.

2.               The parties agree to cooperate with respect to the sale process for the portion of the Food Packaging Business required to be divested to a third party under the Hold Separate Stipulation and Order described in Item 8.01(the “Divested Business”).  The Divested Business includes the facilities located in Menasha, Wisconsin and Tulsa, Oklahoma, which have operations to be sold reflecting approximately $100 million in net sales in 2009.  The parties further agree to certain arrangements for sharing the costs and profit or loss related to the sale of the Divested Business based upon an agreed allocation between the parties.

Item 2.01               Completion of Acquisition or Disposition of Assets.

On March 1, 2010, the Company completed its acquisition of the Food Packaging Business from the Sellers identified on Item 1.01 above for $1.2 billion in cash.  Under the terms of the transaction, the Company acquired flexible packaging facilities in the United States, Canada, Mexico, Brazil, Argentina, and New Zealand which recorded 2009 net sales totaling $1.4 billion.  These facilities produce flexible packaging principally for the food and beverage industries and will augment the Company’s product offerings and technological capabilities.

Under the terms of the Hold Separate Stipulation and Order described in Item 8.01 below, two of these facilities, located in Menasha, Wisconsin and Tulsa, Oklahoma, must be divested.  The 2009 net sales associated with the facilities to be sold was approximately $100 million.

A copy of the press release announcing the completion of the acquisition is attached as Exhibit 99(a) to this Current Report on Form 8-K and is incorporated herein by reference (except for the last sentence of the first paragraph, and the third paragraph, which are furnished pursuant to Item 7.01 below).

Item 7.01               Regulation FD Disclosure.

Additional information about the acquisition and related transactions is included in the last sentence of the first paragraph, and the third paragraph, of the press release attached as Exhibit 99(a) to this Current Report on Form 8-K and is furnished herewith.  The Company also issued a press release announcing its earnings guidance for 2010, attached hereto as Exhibit 99(b) to this Current Report on Form 8-K; the information contained therein is furnished herewith.

Use of Non-GAAP Financial Measures

The press release furnished as Exhibit 99(b) to this report contains certain non-GAAP financial measures, including 2010 guidance for adjusted diluted earnings per share.  These non-GAAP financial measures exclude specified items that are unusual or unpredictable.  Management believes these adjusted measures are useful to investors because they assist an investor’s understanding of the impact of these items on the comparability of the Company’s operations from year-to year.  Excluding the impact of these items also enables investors to compare our underlying operational results and trends before other charges, income and other items that are considered by management as not related to the Company’s core operations.  Management uses these adjusted measures to monitor and evaluate operating performance and also for internal planning purposes.  These measures are subject to certain limitations because they do not reflect all charges, income, and other items that were or may be actually recognized by the Company in accordance with GAAP.  As a result, investors should not consider these non-GAAP measures as a substitute for, or superior to, financial performance measures presented in accordance with GAAP.  In addition, these adjusted measures may not be calculated in the same manner as adjusted measures presented by other companies.

Item 8.01               Other Events.

The Company, Rio Tinto plc and Alcan Corporation, and the United States Department of Justice have entered into a Hold Separate Stipulation and Order dated February 24, 2009 that requires the divesture of the Divested Business referred to in Item 1.01.

Item 9.01               Financial Statements and Exhibits.

(a)                                  The financial statements required by this item are not included with this initial report.  The required financial statements will be filed by amendment as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K was required to be filed.

(b)                                 The pro forma financial statements required by this item are not included with this initial report.  The required pro forma financial statements will be filed by amendment as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K was required to be filed.

(c)                                  The following exhibits are filed herewith (except for (1) the last sentence of the first paragraph, and the third paragraph, of Exhibit 99(a) and (2) Exhibit 99(b), which are furnished herewith):

2(a)                            Sale and Purchase Agreement between Bemis Company, Inc. as buyer and Alcan Holdings Switzerland AG, Alcan Corporation, and certain Rio Tinto Alcan Group Companies as sellers, dated as of July 5, 2009 and amended and restated as of February 26, 2010, portions have been omitted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission concurrent with this filing (excluding certain schedules and exhibits referred to in the agreement, as amended, which the Registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request).

99(a)                      Press Release dated March 1, 2010.

99(b)                     Press Release dated March 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Gene C. Wulf	By	/s/ Stanley A. Jaffy
	Gene C. Wulf, Senior Vice President and Chief Financial Officer		Stanley A. Jaffy, Vice President and Controller

Date	March 1, 2010	Date	March 1, 2010

Index to Exhibits

Exhibit No.	Description	Method of Filing

2(a)

Sale and Purchase Agreement between Bemis Company, Inc. as buyer and Alcan Holdings Switzerland AG, Alcan Corporation, and certain Rio Tinto Alcan Group Companies as sellers, dated as of July 5, 2009 and amended and restated as of February 26, 2010, portions have been omitted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission concurrent with this filing (excluding certain schedules and exhibits referred to in the agreement, as amended, which the Registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request).

Electronic Transmission

99(a)	Press Release dated March 1, 2010	Electronic Transmission

99(b)	Press Release dated March 1, 2010	Electronic Transmission